SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

1-800 CONTACTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23633	87-0571643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 E. Wadsworth Park Drive, Draper, UT		84020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (801) 924-9800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors; Election of Director.

Effective July 28, 2005, Stephen L. Key joined 1-800 CONTACTS’ Board of Directors and was appointed as the chair of the Company’s Audit Committee.  Mr. Key will also serve on the Company’s Compensation Committee.

From 2001 to March 2004, Mr. Key was a member of the Board of Directors of Aurora Foods, Inc., during which time he served as the chairman of the Board’s Audit and Compliance Committee and served on the Board’s Independent Committee.  From 1995 to 2001, Mr. Key was the Executive Vice President and Chief Financial Officer of Textron Inc., and from 1992 to 1995, Mr. Key was the Executive Vice President and Chief Financial Officer of ConAgra, Inc.  From 1968 to 1992, Mr. Key worked at Ernst & Young, serving in various capacities, including as the Managing Partner of Ernst & Young’s New York Office from 1988 to 1992.  Mr. Key is a Certified Public Accountant in the State of New York.

With the appointment of new board member, Stephen Yacktman and Jason Subotky tendered their resignations from 1-800 CONTACTS’ Board of Directors effective August 2, 2005, as anticipated in April.  Mr. Yacktman, a Vice President at Yacktman Asset Management, an investment advisory company, has served on 1-800 CONTACTS’ Board of Directors since February 1996.  Mr. Subotky, a portfolio manager at Yacktman Asset Management, has served on 1-800 CONTACTS’ Board of Directors since March 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800 CONTACTS, INC.

Date: August 2, 2005	By:	/s/ Brian W. Bethers
		Name:	Brian W. Bethers
		Title:	President and Chief Financial Officer